Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Robert Quartaro (954) 769-7342 quartaror@autonation.com

AutoNation Reports All-Time Record Results
•Third quarter 2020 EPS from continuing operations was $2.05 compared to EPS from continuing operations of $1.11 in the prior year
•Third quarter 2020 adjusted EPS from continuing operations was an all-time record $2.38, an increase of 102% compared to adjusted EPS from continuing operations of $1.18 in the prior year
•Third quarter 2020 same-store Total Variable gross profit per vehicle retailed was up $966 or 28% compared to the year-ago period
•Third quarter 2020 SG&A as a percentage of gross profit was 66.0%. Adjusted SG&A as a percentage of gross profit was 64.4%, an improvement of 800-basis points compared to the prior year
•AutoNation plans to build over 100 AutoNation USA pre-owned vehicle stores, with over 50 completed by the end of 2025
•AutoNation today announced that its Board of Directors increased share repurchase authorization to $500 million
FORT LAUDERDALE, Fla., (October 21, 2020) — AutoNation, Inc. (NYSE: AN), America’s largest and most recognized automotive retailer, today reported third quarter 2020 net income from continuing operations of $183 million, or $2.05 per share, which included charges of $28 million after-tax, or $0.31 per share, related to the closing of the AutoNation Collision Parts business and a non-cash unrealized loss related to our investment in Vroom of $2 million after-tax, or $0.02 per share. Third quarter 2019 net income from continuing operations was $100 million, or $1.11 per share. Third quarter 2020 adjusted EPS from continuing operations was an all-time record $2.38, an increase of 102%, compared to third quarter 2019 adjusted EPS from continuing operations of $1.18. Reconciliations of non-GAAP financial measures are included in the attached financial tables.

Operational Summary
Third quarter 2020 Operational Summary:

•Revenue – Same-store revenue was $5.4 billion which was in line with the same period a year ago.
•Gross Profit - Same-store gross profit totaled $972 million, an increase of 11% compared to the year-ago period.
•New Vehicle Gross Profit - Same-store new vehicle gross profit per vehicle retailed was $2,535, up $914 or 56% compared to the year-ago period.
•Used Vehicle Gross Profit - Same-store used vehicle gross profit per vehicle retailed was $1,994, up $602 or 43% compared to the year-ago-period.
•Customer Financial Services Gross Profit - Same-store Customer Financial Services gross profit per vehicle retailed was $2,154, up $213 or 11% compared to the year-ago period.

Selected GAAP Financial Data	($ in millions, except per share data)
	Q3 2020	Q3 2019	YoY
Revenue	$5,404.9	$5,461.2	-1%
Gross Profit	$971.5	$887.4	9%
Operating Income	$271.7	$193.5	40%
Net Income from Continuing Operations	$182.6	$100.0	83%
Diluted EPS from Continuing Operations	$2.05	$1.11	85%

Selected Non-GAAP Financial Data	($ in millions, except per share data)
	Q3 2020	Q3 2019	YoY
Adjusted Gross Profit	$992.1	$887.4	12%
Adjusted Operating Income	$308.2	$199.3	55%
Adjusted Net Income from Continuing Operations	$211.8	$106.3	99%
Adjusted Diluted EPS from Continuing Operations	$2.38	$1.18	102%

Expense Control
During the third quarter, AutoNation continued to leverage its digital capabilities to drive cost reductions and increased efficiency for the long-term success of the business. These efforts, combined with strong gross profit growth, drove significant SG&A leverage in the quarter. Adjusted SG&A as a percentage of gross profit was 64.4% in the third quarter of 2020, which represents an 800 basis point improvement compared to the third quarter of 2019. AutoNation remains committed to operating below 68% SG&A as a percentage of gross profit on a long-term basis.

AutoNation USA
AutoNation continues to prioritize its capital expenditures towards opportunities with the greatest return potential. The Company plans to build over 100 AutoNation USA pre-owned vehicle stores, with over 50 completed by the end of 2025. The first phase of the AutoNation USA store expansion will include extending AutoNation’s coast to coast footprint into new markets. The Company plans to open five new AutoNation USA stores by the end of 2021. AutoNation USA stores will continue to leverage the AutoNation brand and its proven processes for a competitive advantage. With its expansion, AutoNation has set the long-term goal of retailing over 1 million combined new and used vehicle units per year.

Share Repurchase
AutoNation today announced that its Board of Directors increased the Company’s outstanding share repurchase authorization to an aggregate of $500 million. As of October 19, 2020, AutoNation had approximately 87.9 million shares outstanding.

Segment Results
Segment results(1) for the third quarter 2020 were as follows:
Third Quarter 2020 Segment Results
•Domestic – Domestic segment income(2) was $112 million compared to year-ago segment income of $70 million, an increase of 59%.
•Import – Import segment income(2) was $124 million compared to year-ago segment income of $87 million, an increase of 42%.
•Premium Luxury – Premium Luxury segment income(2) was $144 million compared to year-ago segment income of $89 million, an increase of 62%.

For the nine-month period ended September 30, 2020, AutoNation reported net income from continuing operations of $230 million, or $2.59 per share, compared to $293 million, or $3.24 per share, in the prior year. Adjusted net income from continuing operations was $418 million, or $4.70 per share, compared to $300 million, or $3.32 per share, in the prior year. Reconciliations of non-GAAP financial measures are included in the attached financial tables.

The third quarter conference call may be accessed by telephone at (866) 211-3176 (Conference ID: 6355384) at 9:00 a.m. Eastern Time today or on AutoNation’s investor relations website at investors.autonation.com.

The webcast will also be available on AutoNation’s website under “Events & Presentations” following the call. A playback of the conference call will be available after 12:00 p.m. Eastern Time on October 21, 2020, through November 11, 2020, by calling (800) 585-8367 (Conference ID: 6355384). Additional information regarding AutoNation’s results can be found in the Investor Presentation available at: investors.autonation.com.
(1)AutoNation has three reportable segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and FCA US; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Subaru, Nissan, and Hyundai; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, Jaguar Land Rover, and Audi.
(2)Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation, America’s largest and most recognized automotive retailer, is transforming the automotive industry through its bold leadership, innovation, and comprehensive brand extensions. As of September 30, 2020, AutoNation owned and operated over 325 locations from coast to coast. AutoNation has sold over 12 million vehicles, the first automotive retailer to reach this milestone. AutoNation’s success is driven by a commitment to delivering a peerless experience through customer-focused sales and service processes. Since 2013, AutoNation has raised over $25 million to drive out cancer, create awareness, and support critical research through its DRIVE PINK initiative, which was officially branded in 2015.

Please visit www.autonation.com, investors.autonation.com, www.twitter.com/CEOMikeJackson, and www.twitter.com/AutoNation, where AutoNation discloses additional information about the Company, its business, and its results of operations. Please also visit www.autonationdrive.com, AutoNation’s automotive blog, for information regarding the AutoNation community, the automotive industry, and current automotive news and trends.

NON-GAAP FINANCIAL MEASURES
This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company's disclosure, provide a meaningful presentation of the Company's results excluding the impact of items not related to the Company's ongoing core business operations, and improve the period-to-period comparability of the Company's results from its core business operations. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated and presented in accordance with GAAP.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as "anticipates," "expects," "intends," "goals," “targets,” “goals,” "plans," "believes," "continues," "may," "will," "could," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, partnerships, or investments, including the planned expansion of our AutoNation USA pre-owned vehicle stores, our investments in digital and online capabilities, and other brand extension strategies, as well as statements regarding our expectations for the future performance of our business (including with respect to AutoNation USA stores and SG&A as a percentage of gross profit) and the automotive retail industry, and other statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties, and other factors that are difficult to predict and may cause our actual results, performance, or achievements to be materially different from any future results, performance, and achievements expressed or implied by these statements. These risks, uncertainties, and other factors include, among others: the response by federal, state, and local governments and other third parties to, and the economic impacts of, the COVID-19 pandemic; supply chain disruptions; economic conditions, including changes in consumer demand, unemployment rates, interest rates, fuel prices, and tariffs; new and used vehicle margins; our ability to successfully implement and maintain expense controls; our ability to implement successfully our strategic initiatives, partnerships, and investments, including the planned expansion of our AutoNation USA stores, our investments in digital and online capabilities, and other brand extension strategies; our ability to identify, acquire, and build out suitable locations in a timely manner; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; our ability to integrate successfully acquired and awarded franchises and to attain planned sales volumes within our expected time frames; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for acquisitions;

natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; the announcement of safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
New vehicle	$2,748.4	$2,874.8	$7,291.6	$8,141.1
Used vehicle	1,516.9	1,402.9	4,090.1	4,121.9
Parts and service	852.8	902.6	2,419.0	2,680.8
Finance and insurance, net	281.2	266.2	763.4	757.9
Other	5.6	14.7	40.8	85.1
Total revenue	5,404.9	5,461.2	14,604.9	15,786.8
Cost of sales:
New vehicle	2,581.2	2,755.9	6,908.4	7,774.8
Used vehicle	1,370.0	1,310.6	3,735.2	3,842.3
Parts and service	477.6	493.6	1,343.6	1,461.0
Other	4.6	13.7	38.0	81.3
Total cost of sales	4,433.4	4,573.8	12,025.2	13,159.4
Gross profit	971.5	887.4	2,579.7	2,627.4
Selling, general, and administrative expenses	641.4	653.8	1,790.0	1,913.8
Depreciation and amortization	51.8	45.2	149.0	133.7
Goodwill impairment	—	—	318.3	—
Franchise rights impairment	—	—	57.5	9.6
Other (income) expense, net(1)	6.6	(5.1)	11.1	(17.5)
Operating income	271.7	193.5	253.8	587.8
Non-operating income (expense) items:
Floorplan interest expense	(11.1)	(33.0)	(52.9)	(109.4)
Other interest expense	(23.6)	(26.1)	(70.3)	(81.6)
Interest income	0.1	0.1	0.3	0.4
Other income, net(2)	6.4	2.6	217.9	4.2
Income from continuing operations before income taxes	243.5	137.1	348.8	401.4
Income tax provision	60.9	37.1	118.5	108.3
Net income from continuing operations	182.6	100.0	230.3	293.1
Loss from discontinued operations, net of income taxes	—	(0.5)	(0.2)	(0.8)
Net income	$182.6	$99.5	$230.1	$292.3
Diluted earnings (loss) per share(3):
Continuing operations	$2.05	$1.11	$2.59	$3.24
Discontinued operations	$—	$(0.01)	$—	$(0.01)
Net income	$2.05	$1.10	$2.59	$3.23
Weighted average common shares outstanding	88.9	90.4	89.0	90.4
Common shares outstanding, net of treasury stock, at period end	87.8	89.2	87.8	89.2

(1)Primarily comprised of non-cash asset impairment charges, net gains on store/property dispositions, and gains on legal settlements. Current period also includes costs associated with closing of ACP business.
(2)Current period includes unrealized gain (loss) on minority equity investment.
(3)Earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	$ Variance	% Variance	2020	2019	$ Variance	% Variance
Revenue:
New vehicle	$2,748.4	$2,874.8	$(126.4)	(4.4)	$7,291.6	$8,141.1	$(849.5)	(10.4)
Retail used vehicle	1,421.0	1,326.5	94.5	7.1	3,845.5	3,895.5	(50.0)	(1.3)
Wholesale	95.9	76.4	19.5	25.5	244.6	226.4	18.2	8.0
Used vehicle	1,516.9	1,402.9	114.0	8.1	4,090.1	4,121.9	(31.8)	(0.8)
Finance and insurance, net	281.2	266.2	15.0	5.6	763.4	757.9	5.5	0.7
Total variable operations	4,546.5	4,543.9	2.6	0.1	12,145.1	13,020.9	(875.8)	(6.7)
Parts and service	852.8	902.6	(49.8)	(5.5)	2,419.0	2,680.8	(261.8)	(9.8)
Other	5.6	14.7	(9.1)		40.8	85.1	(44.3)
Total revenue	$5,404.9	$5,461.2	$(56.3)	(1.0)	$14,604.9	$15,786.8	$(1,181.9)	(7.5)
Gross profit:
New vehicle	$167.2	$118.9	$48.3	40.6	$383.2	$366.3	$16.9	4.6
Retail used vehicle	128.8	87.6	41.2	47.0	318.1	262.4	55.7	21.2
Wholesale	18.1	4.7	13.4		36.8	17.2	19.6
Used vehicle	146.9	92.3	54.6	59.2	354.9	279.6	75.3	26.9
Finance and insurance	281.2	266.2	15.0	5.6	763.4	757.9	5.5	0.7
Total variable operations	595.3	477.4	117.9	24.7	1,501.5	1,403.8	97.7	7.0
Parts and service	375.2	409.0	(33.8)	(8.3)	1,075.4	1,219.8	(144.4)	(11.8)
Other	1.0	1.0	—		2.8	3.8	(1.0)
Total gross profit	971.5	887.4	84.1	9.5	2,579.7	2,627.4	(47.7)	(1.8)
Selling, general, and administrative expenses	641.4	653.8	12.4	1.9	1,790.0	1,913.8	123.8	6.5
Depreciation and amortization	51.8	45.2	(6.6)		149.0	133.7	(15.3)
Goodwill impairment	—	—	—		318.3	—	(318.3)
Franchise rights impairment	—	—	—		57.5	9.6	(47.9)
Other (income) expense, net	6.6	(5.1)	(11.7)		11.1	(17.5)	(28.6)
Operating income	271.7	193.5	78.2	40.4	253.8	587.8	(334.0)	(56.8)
Non-operating income (expense) items:
Floorplan interest expense	(11.1)	(33.0)	21.9		(52.9)	(109.4)	56.5
Other interest expense	(23.6)	(26.1)	2.5		(70.3)	(81.6)	11.3
Interest income	0.1	0.1	—		0.3	0.4	(0.1)
Other income, net	6.4	2.6	3.8		217.9	4.2	213.7
Income from continuing operations before income taxes	$243.5	$137.1	$106.4	77.6	$348.8	$401.4	$(52.6)	(13.1)
Retail vehicle unit sales:
New	65,998	74,190	(8,192)	(11.0)	177,250	208,219	(30,969)	(14.9)
Used	64,587	63,581	1,006	1.6	179,656	187,091	(7,435)	(4.0)
	130,585	137,771	(7,186)	(5.2)	356,906	395,310	(38,404)	(9.7)
Revenue per vehicle retailed:
New	$41,644	$38,749	$2,895	7.5	$41,137	$39,099	$2,038	5.2
Used	$22,001	$20,863	$1,138	5.5	$21,405	$20,821	$584	2.8
Gross profit per vehicle retailed:
New	$2,533	$1,603	$930	58.0	$2,162	$1,759	$403	22.9
Used	$1,994	$1,378	$616	44.7	$1,771	$1,403	$368	26.2
Finance and insurance	$2,153	$1,932	$221	11.4	$2,139	$1,917	$222	11.6
Total variable operations(1)	$4,420	$3,431	$989	28.8	$4,104	$3,508	$596	17.0

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended September 30,		Nine Months Ended September 30,
	2020 (%)	2019 (%)	2020 (%)	2019 (%)
Revenue mix percentages:
New vehicle	50.9	52.6	49.9	51.6
Used vehicle	28.1	25.7	28.0	26.1
Parts and service	15.8	16.5	16.6	17.0
Finance and insurance, net	5.2	4.9	5.2	4.8
Other	—	0.3	0.3	0.5
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	17.2	13.4	14.9	13.9
Used vehicle	15.1	10.4	13.8	10.6
Parts and service	38.6	46.1	41.7	46.4
Finance and insurance	28.9	30.0	29.6	28.8
Other	0.2	0.1	—	0.3
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	6.1	4.1	5.3	4.5
Used vehicle - retail	9.1	6.6	8.3	6.7
Parts and service	44.0	45.3	44.5	45.5
Total	18.0	16.2	17.7	16.6
Selling, general, and administrative expenses	11.9	12.0	12.3	12.1
Operating income	5.0	3.5	1.7	3.7
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	66.0	73.7	69.4	72.8
Operating income	28.0	21.8	9.8	22.4

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	$ Variance	% Variance	2020	2019	$ Variance	% Variance
Revenue:
Domestic	$1,734.5	$1,728.6	$5.9	0.3	$4,704.0	$5,004.7	$(300.7)	(6.0)
Import	1,621.5	1,722.5	(101.0)	(5.9)	4,308.9	4,845.9	(537.0)	(11.1)
Premium luxury	1,870.0	1,820.5	49.5	2.7	5,051.6	5,375.5	(323.9)	(6.0)
Total	5,226.0	5,271.6	(45.6)	(0.9)	14,064.5	15,226.1	(1,161.6)	(7.6)
Corporate and other	178.9	189.6	(10.7)	(5.6)	540.4	560.7	(20.3)	(3.6)
Total consolidated revenue	$5,404.9	$5,461.2	$(56.3)	(1.0)	$14,604.9	$15,786.8	$(1,181.9)	(7.5)

Segment income*:
Domestic	$111.9	$70.3	$41.6	59.2	$248.1	$192.4	$55.7	29.0
Import	123.5	86.9	36.6	42.1	277.7	240.9	36.8	15.3
Premium luxury	143.9	89.0	54.9	61.7	313.3	268.6	44.7	16.6
Total	379.3	246.2	133.1	54.1	839.1	701.9	137.2	19.5
Corporate and other	(118.7)	(85.7)	(33.0)		(638.2)	(223.5)	(414.7)
Add: Floorplan interest expense	11.1	33.0	(21.9)		52.9	109.4	(56.5)
Operating income	$271.7	$193.5	$78.2	40.4	$253.8	$587.8	$(334.0)	(56.8)

* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	21,620	23,227	(1,607)	(6.9)	57,995	66,117	(8,122)	(12.3)
Import	29,356	34,765	(5,409)	(15.6)	78,248	95,478	(17,230)	(18.0)
Premium luxury	15,022	16,198	(1,176)	(7.3)	41,007	46,624	(5,617)	(12.0)
	65,998	74,190	(8,192)	(11.0)	177,250	208,219	(30,969)	(14.9)

Brand Mix - Retail New Vehicle Units Sold	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020 (%)	2019 (%)	2020 (%)	2019 (%)
Domestic:
Ford, Lincoln	11.7	11.1	11.8	11.3
Chevrolet, Buick, Cadillac, GMC	10.7	10.7	11.0	10.9
Chrysler, Dodge, Jeep, Ram	10.4	9.5	9.9	9.6
Domestic total	32.8	31.3	32.7	31.8
Import:
Toyota	21.1	21.6	20.5	20.3
Honda	13.6	14.2	13.6	14.4
Nissan	2.5	3.6	2.6	3.7
Other Import	7.2	7.5	7.5	7.4
Import total	44.4	46.9	44.2	45.8
Premium Luxury:
Mercedes-Benz	8.1	8.1	8.9	8.3
BMW	6.0	6.1	5.8	6.1
Lexus	2.7	2.0	2.5	2.2
Audi	2.2	2.2	2.2	2.1
Jaguar Land Rover	2.2	2.0	2.3	2.2
Other Premium Luxury	1.6	1.4	1.4	1.5
Premium Luxury total	22.8	21.8	23.1	22.4
	100.0	100.0	100.0	100.0

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Capital expenditures (1)	$37.3	$62.6	$91.9	$170.1
Cash paid for acquisitions, net of cash acquired	$—	$0.4	$0.4	$4.7
Proceeds from exercises of stock options	$30.5	$4.9	$31.5	$8.0
Stock repurchases:
Aggregate purchase price	$—	$—	$80.0	$44.7
Shares repurchased (in millions)	—	—	2.5	1.3

Floorplan Assistance and Expense	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Variance	2020	2019	Variance
Floorplan assistance earned (included in cost of sales)	$28.9	$28.7	$0.2	$77.1	$81.5	$(4.4)
New vehicle floorplan interest expense	(10.4)	(30.1)	19.7	(47.6)	(101.4)	53.8
Net new vehicle inventory carrying benefit (cost)	$18.5	$(1.4)	$19.9	$29.5	$(19.9)	$49.4

Balance Sheet and Other Highlights	September 30, 2020	December 31, 2019	September 30, 2019
Cash and cash equivalents	$350.5	$42.0	$45.0
Inventory	$2,482.5	$3,305.8	$3,280.7
Total floorplan notes payable	$2,308.6	$3,575.8	$3,481.1
Non-vehicle debt	$2,089.7	$2,104.1	$2,269.9
Equity	$3,357.9	$3,162.1	$2,996.7

New days supply (industry standard of selling days)	43 days	52 days	55 days
Used days supply (trailing calendar month days)	39 days	39 days	37 days

Key Credit Agreement Covenant Compliance Calculations (2)
Leverage ratio		1.99x
Covenant	less than or equal to	3.75x

Capitalization ratio		46.3%
Covenant	less than or equal to	70.0%

(1) Includes accrued construction in progress and excludes property associated with leases entered into during the period.
(2)Calculated in accordance with our credit agreement as filed with the SEC.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations(1)
	Three Months Ended September 30,
	Gross Profit		Operating Income		Income from Continuing Operations Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019
As reported											$182.6	$99.5	$2.05	$1.10
Discontinued operations, net of income taxes											—	0.5	$—	$0.01
From continuing operations, as reported	$971.5	$887.4	$271.7	$193.5	$243.5	$137.1	$60.9	$37.1	25.0%	27.1%	182.6	100.0	$2.05	$1.11
Unrealized loss on equity investment					2.0	—	0.5	—			1.5	—	$0.02	$—
ACP inventory valuation adjustment	20.6	—	20.6	—	20.6	—	5.0	—			15.6	—	$0.18	$—
SG&A costs associated with exit of ACP business (4)			2.9	—	2.9	—	0.7	—			2.2	—	$0.02	$—
Other costs associated with exit of ACP business (5)			13.0	—	13.0	—	3.1	—			9.9	—	$0.11	$—
Executive separation costs			—	11.0	—	11.0	—	0.8			—	10.2	$—	$0.11
Asset impairments and net gains on store/property dispositions			—	(5.2)	—	(5.2)	—	(1.3)			—	(3.9)	$—	$(0.04)
Adjusted	$992.1	$887.4	$308.2	$199.3	282.0	142.9	70.2	36.6	24.9%	25.6%	$211.8	$106.3	$2.38	$1.18

	Three Months Ended September 30,
	SG&A		SG&A as a Percentage of Gross Profit (%)(6)
	2020	2019	2020	2019
As reported	$641.4	$653.8	66.0	73.7
Excluding SG&A costs associated with exit of ACP business	2.9	—
Excluding executive separation costs	—	11.0
Adjusted	$638.5	$642.8	64.4	72.4

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax benefit/expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.
(4)	Includes $2.1 million related to accelerated amortization and $0.8 million related to involuntary termination benefits.
(5)	Includes $7.3 million related to contract termination charges, $2.9 million related to accelerated depreciation, and $2.8 million related to asset impairments.
(6)	Both numerator and denominator are adjusted, as applicable.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations(1)
	Nine Months Ended September 30,
	Gross Profit		Operating Income		Income from Continuing Operations Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019
As reported											$230.1	$292.3	$2.59	$3.23
Discontinued operations, net of income taxes											0.2	0.8	$—	$0.01
From continuing operations, as reported	$2,579.7	$2,627.4	$253.8	$587.8	$348.8	$401.4	$118.5	$108.3	34.0%	27.0%	230.3	293.1	$2.59	$3.24
Unrealized gain on equity investment					(212.7)	—	(53.7)	—			(159.0)	—	$(1.79)	$—
ACP inventory valuation adjustment	20.6	—	20.6	—	20.6	—	5.0	—			15.6	—	$0.18	$—
SG&A costs associated with exit of ACP business (4)			2.9	—	2.9	—	0.7	—			2.2	—	$0.02	$—
Other costs associated with exit of ACP business (5)			13.0	—	13.0	—	3.1	—			9.9	—	$0.11	$—
Executive separation costs			5.5	11.0	5.5	11.0	1.0	0.8			4.5	10.2	$0.05	$0.11
Goodwill and franchise rights impairment			375.8	9.6	375.8	9.6	67.4	2.3			308.4	7.3	$3.47	$0.08
Asset impairments and net gains on store/property dispositions			8.4	(13.5)	8.4	(13.5)	2.2	(3.3)			6.2	(10.2)	$0.07	$(0.11)
Adjusted	$2,600.3	$2,627.4	$680.0	$594.9	562.3	408.5	144.2	108.1	25.6%	26.5%	$418.1	$300.4	$4.70	$3.32

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax benefit/expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.
(4)	Includes $2.1 million related to accelerated amortization and $0.8 million related to involuntary termination benefits.
(5)	Includes $7.3 million related to contract termination charges, $2.9 million related to accelerated depreciation, and $2.8 million related to asset impairments.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	$ Variance	% Variance	2020	2019	$ Variance	% Variance
Revenue:
New vehicle	$2,748.4	$2,846.7	$(98.3)	(3.5)	$7,287.3	$8,030.1	$(742.8)	(9.3)
Retail used vehicle	1,421.0	1,312.7	108.3	8.3	3,842.6	3,836.1	6.5	0.2
Wholesale	95.9	75.3	20.6	27.4	244.4	223.1	21.3	9.5
Used vehicle	1,516.9	1,388.0	128.9	9.3	4,087.0	4,059.2	27.8	0.7
Finance and insurance, net	281.3	263.8	17.5	6.6	763.2	748.4	14.8	2.0
Total variable operations	4,546.6	4,498.5	48.1	1.1	12,137.5	12,837.7	(700.2)	(5.5)
Parts and service	852.8	885.5	(32.7)	(3.7)	2,408.4	2,619.9	(211.5)	(8.1)
Other	5.5	14.6	(9.1)		40.6	84.9	(44.3)
Total revenue	$5,404.9	$5,398.6	$6.3	0.1	$14,586.5	$15,542.5	$(956.0)	(6.2)

Gross profit:
New vehicle	$167.3	$118.7	$48.6	40.9	$382.9	$364.6	$18.3	5.0
Retail used vehicle	128.8	87.3	41.5	47.5	318.4	260.0	58.4	22.5
Wholesale	18.1	4.9	13.2		36.8	17.6	19.2
Used vehicle	146.9	92.2	54.7	59.3	355.2	277.6	77.6	28.0
Finance and insurance	281.3	263.8	17.5	6.6	763.2	748.4	14.8	2.0
Total variable operations	595.5	474.7	120.8	25.4	1,501.3	1,390.6	110.7	8.0
Parts and service	375.6	403.1	(27.5)	(6.8)	1,074.7	1,196.9	(122.2)	(10.2)
Other	0.8	1.1	(0.3)		2.4	3.9	(1.5)
Total gross profit	$971.9	$878.9	$93.0	10.6	$2,578.4	$2,591.4	$(13.0)	(0.5)

Retail vehicle unit sales:
New	65,998	73,225	(7,227)	(9.9)	177,191	204,590	(27,399)	(13.4)
Used	64,587	62,706	1,881	3.0	179,522	183,404	(3,882)	(2.1)
	130,585	135,931	(5,346)	(3.9)	356,713	387,994	(31,281)	(8.1)

Revenue per vehicle retailed:
New	$41,644	$38,876	$2,768	7.1	$41,127	$39,250	$1,877	4.8
Used	$22,001	$20,934	$1,067	5.1	$21,405	$20,916	$489	2.3

Gross profit per vehicle retailed:
New	$2,535	$1,621	$914	56.4	$2,161	$1,782	$379	21.3
Used	$1,994	$1,392	$602	43.2	$1,774	$1,418	$356	25.1
Finance and insurance	$2,154	$1,941	$213	11.0	$2,140	$1,929	$211	10.9
Total variable operations(1)	$4,422	$3,456	$966	28.0	$4,106	$3,539	$567	16.0

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended September 30,		Nine Months Ended September 30,
	2020 (%)	2019 (%)	2020 (%)	2019 (%)
Revenue mix percentages:
New vehicle	50.9	52.7	50.0	51.7
Used vehicle	28.1	25.7	28.0	26.1
Parts and service	15.8	16.4	16.5	16.9
Finance and insurance, net	5.2	4.9	5.2	4.8
Other	—	0.3	0.3	0.5
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	17.2	13.5	14.9	14.1
Used vehicle	15.1	10.5	13.8	10.7
Parts and service	38.6	45.9	41.7	46.2
Finance and insurance	28.9	30.0	29.6	28.9
Other	0.2	0.1	—	0.1
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	6.1	4.2	5.3	4.5
Used vehicle - retail	9.1	6.7	8.3	6.8
Parts and service	44.0	45.5	44.6	45.7
Total	18.0	16.3	17.7	16.7